UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 28, 2023

Oscar Health, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40154	46-1315570
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Varick Street, 5th Floor

New York, New York 10013

(Address of Principal Executive Offices) (Zip Code)

(646) 403-3677

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.00001 par value per share	OSCR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 28, 2023, Oscar Health, Inc. (the “Company”) entered into the Third Amendment to Credit Agreement (the “Third Amendment”) with Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”), Oscar Management Corporation, as a subsidiary guarantor and the lenders party thereto, which amends the Credit Agreement, dated as of February 21, 2021 (as amended by the First Amendment to Credit Agreement, dated as of January 27, 2022, and as further amended by the Second Amendment to Credit Agreement, dated as of July 21, 2023, the “Credit Agreement” and as amended by the Third Amendment, the “Amended Credit Agreement”).

The Third Amendment amended the Credit Agreement to, among other things: (i) extend the maturity date of the revolving loan facility (as amended by the Third Amendment, the “Revolving Loan Facility”) to December 28, 2025 and (ii) decrease the total commitments under the Revolving Loan Facility to $115,000,000. The Amended Credit Agreement retains the ability for the Company to increase commitments under the Revolving Loan Facility by an aggregate amount not to exceed $50,000,000, subject to customary closing conditions.

Pricing under the Amended Credit Agreement is substantially similar to the Credit Agreement. Outstanding loans under the Revolving Loan Facility will continue to bear interest at a floating rate per annum of, at the Company’s option, adjusted term SOFR or an alternative base rate, plus the continued applicable margin of 4.50% for loans based on term SOFR and 3.50% for loans based on the alternative base rate.

In addition, the Revolving Loan Facility requires compliance with certain financial covenants as detailed below:

•	The Company may not permit direct policy premiums for any fiscal quarter to be less than certain thresholds.

•

The Company may not permit the medical loss ratio (as defined in the Amended Credit Agreement) (calculated on a year-to-date basis) as of the last date of any fiscal quarter to be more than certain thresholds.

•	The Company may not permit consolidated adjusted EBITDA (calculated on a year-to-date basis) as of the last day of each fiscal quarter to be less than certain thresholds.

•

The Company may not permit liquidity (as defined in the Amended Credit Agreement) as of the last day of any fiscal quarter, or, if the Revolving Loan Facility is drawn by more than 60%, as of the last day of any fiscal month, to be less than an amount equal to the total revolving commitments less $50,000,000.

The foregoing description of the Third Amendment does not purport to be complete and is subject to, and qualified in its entirety by the full text of the Third Amendment, which is filed as Exhibit 10.1 hereto and incorporated by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information related to the Company’s entrance into the Third Amendment contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Third Amendment to Credit Agreement, dated as of December 28, 2023, by and among Oscar Health, Inc., as borrower, the several lenders from time to time parties thereto, and Wells Fargo Bank, National Association, as administrative agent, among others.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oscar Health, Inc.

Date: December 29, 2023	By:	/s/ Ranmali Bopitiya
Ranmali Bopitiya
Chief Legal Officer